Exhibit 10.14

FIRST AMENDMENT

TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of July 28, 2008 is entered into by and among THE NEWARK GROUP, INC., a New Jersey corporation (the “Company”), NEWARK GROUP INTERNATIONAL B.V., a private company with its corporate seat in Amsterdam, the Netherlands (the “Dutch Borrower”), the Domestic Subsidiaries of the Company identified on the signature pages hereto as Subsidiary Borrowers (the “Subsidiary Borrowers” and together with the Company and the Dutch Borrower, each a “Borrower” and collectively, the “Borrowers”), the Domestic Subsidiaries of the Company identified on the signature pages hereto as Guarantors (each a “Guarantor” and collectively, the “Guarantors”), the undersigned Lenders and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Loan and Security Agreement dated as of March 9, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendment. Section 9.6(a) of the Credit Agreement is hereby amended by deleting clauses (iii) and (iv) thereof in their entirety and replacing them with the following:

(i) Within ninety (90) days after the end of each fiscal year (other than for the 2008 fiscal year, in which case on or before August 13, 2008), audited consolidated financial statements and unaudited consolidating financial statements of Company and its consolidated Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Company and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be Deloitte & Touche or another independent accounting firm selected by Company and reasonably acceptable to Administrative Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Company and its Subsidiaries as of the end of and for the fiscal year then ended.

(ii) At such time as available, but in no event later than ninety (90) days after the end of each fiscal year (commencing with the fiscal year of Borrowers ending April 30, 2007) (other than for the 2008 fiscal year, in which case on or before August 13, 2008), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders’ equity) of Company and its consolidated Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Administrative Agent prior to the date hereof, together with such supporting information as Administrative Agent may reasonably request. Such projected financial statements shall be prepared on a quarterly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Borrowers and Guarantors of the future financial performance of Company and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements).

3. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Borrowers and the Guarantors and the Required Lenders.

(b) No Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement after giving effect to Paragraph 2 hereof.

(c) Amendment to CL Credit Agreement. The Administrative Agent shall have received a copy of an amendment to the CL Credit Agreement in form and substance satisfactory to the Administrative Agent.

(d) Other Items. The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

(e) Payment of Costs and Expenses. The Borrowers shall have paid all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

4. Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Amendment, each Borrower and Guarantor represents and warrants to the Administrative Agent and Lenders that (i) the representations and warranties contained in Section 8 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) both before and after giving effect to the provisions contained herein, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the provisions contained herein, (iii) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (iv) this Amendment has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (v) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amendment, (vi) the Security Documents continue to create a valid security interest in, and Lien upon, the Collateral in favor of the Collateral Agent which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens and (vii) the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

5. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. This Amendment is a Financing Agreement executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

7. Reaffirmation, Etc. Except as expressly waived or otherwise specifically provided, each and every representation, warranty, agreement, covenant, term and condition contained in the Credit Agreement or in any other document executed or delivered in connection therewith shall remain unamended, unmodified and unwaived, is specifically ratified and affirmed, and shall continue to be in full force and effect in accordance with its respective terms. In addition, by their signature below, each Borrower and Guarantor consents to this Amendment, and hereby ratifies the Credit Agreement and acknowledges and affirms (a) that it is bound by all of the terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

8. No Other Modification. Except to the extent specifically provided to the contrary in this Amendment, all terms and conditions of the Credit Agreement and the other Financing Agreements shall remain in full force and effect, without modification or limitation.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

10. Release. Each Borrower and each Guarantor hereby releases, discharges and extinguishes any and all claims that each Borrower, and each Guarantor, may have against the Administrative Agent in its representative capacity, or against the Collateral Agent, the Control Agent or the Lenders, arising as a result of any breach of duty, or any breach of the Credit Agreement or any other Financing Agreement, by the Administrative Agent, Collateral Agent, Control Agent of the Lenders in connection with the performance of their respective obligations under the Credit Agreement or any other Financing Agreement, provided however that the foregoing shall not release, discharge or extinguish any right, claim or cause of action that each Borrower and each Guarantor may have in connection with (i) deposits (time, demand or other deposits) that are held by the Administrative Agent, Collateral Agent, Control Agent or any of the Lenders, (ii) checks in process, (iii) rights to refunds for fee or other overcharges prior to the date hereof, (iv) claims not known prior to the date hereof, (v) claims in connection with services rendered pursuant to cash management, hedging, investment advice or any other services of the Administrative Agent, Collateral Agent or Control Agent or any of the Lenders set forth in agreements other than the Credit Agreement, and (vi) claims for willful misconduct occurring after the date of this Amendment.

[Signatures are on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

COMPANY:	THE NEWARK GROUP, INC., a New Jersey corporation

	By:	/s/ Joseph E. Byrne
	Name:	Joseph E. Byrne
	Title:	Vice President & Chief Financial Officer

DUTCH BORROWER:	NEWARK GROUP INTERNATIONAL B.V., a private company with limited liability with its corporate seat in Amsterdam, the Netherlands

	By:	/s/ Joseph E. Byrne
	Name:	Joseph E. Byrne
	Title:	Vice President & Chief Financial Officer

GUARANTORS:	RIDGE FINANCE CORP., a Delaware corporation

	By:	/s/ Joseph E. Byrne
	Name:	Joseph E. Byrne
	Title:	Vice President & Chief Financial Officer

NP COGEN, INC., a California corporation

	By:	/s/ Joseph E. Byrne
	Name:	Joseph E. Byrne
	Title:	Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Eric Butler
Name:	Eric Butler
Title:	Managing Director